Exhibit 99.1

Solidion Technology, Inc. Announces Pricing of $4 Million Private Placement

DALLAS, TEXAS, Aug. 30, 2024 (GLOBE NEWSWIRE) -- Solidion Technology, Inc., (the “Company,” “Solidion,” “we,” “our” or “us”), an advanced battery technology solutions provider, today announced that it has entered into a securities purchase agreement with institutional investors to raise approximately $4 million in aggregate cash proceeds, before deducting fees to the placement agent and other offering expenses payable by the Company. The closing of the private placement is expected to occur on September 3, 2024, subject to the satisfaction of certain customary closing conditions set forth in the securities purchase agreement.

In connection with the private placement, the Company will issue an aggregate of approximately 12,217,468 units and pre-funded units. The pre-funded units will be sold at the same purchase price as the units, less the pre-funded warrant exercise price of $0.0001. Each unit and pre-funded unit will consist of one share of common stock (or pre-funded warrant), two common warrants each exercisable for one share of common stock at an exercise price of $0.3274 per share and one common warrant at an exercise price of $0.0001 to purchase such amount of shares of common stock as will be determined on the Reset Date (as defined in the Series D common warrant). The common warrants will be exercisable upon issuance and will have a term of 5.5 years from the stockholder approval date. The number of securities issued under the units is subject to adjustment as described in more detail in the Current Report on Form 8-K to be filed in connection with the private placement.

The Company intends to use the net proceeds from the private placement primarily for general working capital and administrative purposes.

EF Hutton is acting as exclusive placement agent for the offering. Loeb & Loeb LLP is serving as counsel to the Company for the private placement. Sichenzia Ross Ference Carmel LLP is serving as counsel to the placement agent.

The shares of common stock and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Solidion Technology, Inc.

Headquartered in Dallas, Texas with pilot production facilities in Dayton, Ohio, Solidion’s core business includes manufacturing of battery materials and components, as well as development and production of next-generation batteries for energy storage systems and electric vehicles for ground, air, and sea transportation. Solidion offers two lines of battery products: (i) advanced anode materials (ready for production expansion); and (ii) three classes of solid-state batteries, including Silicon-rich all-solid-state lithium-ion cells (Gen 1), anodeless lithium metal cells (Gen 2), and lithium-sulfur cells (Gen 3), all featuring an advanced polymer- or polymer/inorganic composite-based solid electrolyte that is process-friendly. Solidion’s solid-state batteries can be manufactured at scale using current lithium-ion cell production facilities; this feature enables fastest time-to-market of safe solid-state batteries. Solidion batteries are designed to deliver significantly extended EV range, improved battery safety, lower cost per KWh, fastest time-to-market, and next-gen cathodes (potential to replace expensive nickel and cobalt with sulfur (S) and other more abundant elements).

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. The statements contained in this press release that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: our ability to execute our business model, including scaling production and increasing the addressable market for our products and services; our ability to raise capital; the outcome of any legal proceedings that may be instituted against us; the ability to maintain the listing of our securities on the Nasdaq; the possibility that we may be adversely affected by other economic, business or competitive factors, including supply chain interruptions, and may not be able to manage other risks and uncertainties; changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 12, 2024.

Solidion Technology Inc. Contacts

For Investors: ir@solidiontech.com

For Media: press@solidiontech.com